AMENDMENT TO EMPLOYMENT AGREEMENT



     THIS AMENDMENT TO EMPLOYMENT AGREEMENT, (the "Amendment"), made and entered into on the 10th day of August, 1995, to be effective as of the Ist day of July, 1995, by and between DIMON International, Inc. (the "Company") and Larry R. Corbett (the "Executive").

                        R E C I T A L S:
                        ---------------

     The Company and the Executive entered into that certain Employment Agreement (the "Agreement") dated October 18, 1994, which was effective as of July 1, 1994. The Company and the Executive have agreed to modify Section 4.1 of the Agreement to reflect certain understandings between the parties with regard to the payment of the Executive's Base Salary and the Executive's participation in the Company's new incentive bonus plan.

     NOW, THEREFORE, the Company and the Executive agree that the Agreement shall be amended by inserting the following new paragraph at the end of Section 4.1:

             "The Company has selected the Executive to participate in the new incentive bonus plan. If the requirements of the incentive bonus plan are met, the Executive will be entitled to a bonus with respect to each fiscal year of the Company in an amount ranging from 0% to 45% of $180,000. (This dollar amount shall be referred to as the Executive's "Revised Base Salary"). In consideration of the Company selecting the Executive to participate in the incentive bonus plan, the Executive agrees that his annual Base Salary, for purposes of determining his monthly salary payments pursuant to this Section 4.1, shall be equal to his Revised Base Salary. Should the sum of (A) and (B), where (A) is his Revised Base Salary and (B) is the amount of the annual incentive bonus paid or to be paid with respect to the Executive for any Employment Year, be less than the amount of the Base Salary specified in this Section 4.1 (as increased each Employment Year by the annual cost of living adjustment), the Company shall pay the difference to the Executive effective as of the end of the applicable Employment Year. The Executive's Revised Base Salary may be increased (but not decreased) from time to time by action of the Company's Board of Directors."


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        IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement on the day and year first above written.


                         EXECUTIVE:

                         /s/  Larry R. Corbett
                         _______________________(SEAL)
                         Larry R. Corbett

WITNESS:

/s/  Sheila M. Mozingo
__________________________
Sheila M. Mozingo



                              DIMON International, Inc.



                              By:  /s/  Albert C. Monk III
                              ________________________________
                                   Albert C. Monk III
                                   President or Vice President

Attest:

/s/  Thomas A. Lewis
________________________
Thomas A. Lewis
Secretary/Asst. Secretary

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